Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(i) Registration Statement (Form S-8 No. 333-121051) pertaining to the Gramercy Property Trust Inc. (formerly known as Gramercy Capital Corp.) Equity Incentive Plan;

(ii) Registration Statement (Form S-8 No. 333-149838) pertaining to the Gramercy Property Trust Inc. (formerly known as Gramercy Capital Corp.) 2008 Employee Stock Purchase Plan; and

(iii) Registration Statement (Form S-8 No. 333-182477) pertaining to the Gramercy Property Trust Inc. (formerly known as Gramercy Capital Corp.) 2012 Inducement Equity Incentive Plan.

of our reports dated March 14, 2014 with respect to the Consolidated Financial Statements and schedule of Gramercy Property Trust Inc., and the effectiveness of internal control over financial reporting of Gramercy Property Trust Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ ERNST & YOUNG LLP

New York, New York
March 14, 2014